UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2011

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, Employers Holdings, Inc. (the “Company”) entered into an employment agreement (each, a “New Employment Agreement”) with each of the following four executives: Ann W. Nelson, Executive Vice President, Corporate and Public Affairs; John P. Nelson, Executive Vice President, Chief Administrative Officer; Lenard T. Ormsby, Executive Vice President, Chief Legal Officer and General Counsel; and William E. Yocke, Executive Vice President and Chief Financial Officer (each, an “Executive” and collectively, the “Executives”). The New Employment Agreements will become effective as of January 1, 2012, and are substantially similar to the agreements that were entered into with each of the Executives on December 17, 2008, and that will terminate December 31, 2011 (such agreements, the “Terminating Agreements”), with the following major differences:

•

The Terminating Agreements provided that if the Executives became subject to a golden parachute excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with a change in control of the Company, then they would have been entitled to payments in amounts necessary to place the Executives in the same after-tax financial positions that they would have been in had they not been subject to this excise tax. These gross-ups have been eliminated from each of the New Employment Agreements and have been replaced with a provision that would reduce each Executive’s change in control related severance payments and benefits to the extent necessary so that no amount would be subject to such excise tax if the Executive would be better off on an after-tax basis with such payments and benefits so reduced.

•

The Terminating Agreements initially had a three-year term and thereafter would automatically renew for successive two-year terms unless they were terminated prior to the beginning of any successive term. The New Employment Agreements each have a two-year term and will automatically terminate unless the Company renews them prior to their expiration.

•

The base salary component of the severance benefit that would become payable to each of the Executives in connection with certain termination events not related to a change in control has been increased from 18 months of continuation of base salary to 24 months of continuation of base salary.

•

The noncompetition provisions in the New Employment Agreements will apply to each Executive in the event of termination of employment by reason of disability, which was not the case pursuant to the Terminating Agreements.

•

The Terminating Agreements provided the Executives with certain enumerated perquisites and required the Company to provide the Executives with the perquisites generally available to similarly situated officers of the Company. The New Employment Agreements entitle the Executives only to those benefits and perquisites that the Company from time to time determines to offer.

The following description summarizes the New Employment Agreements. The following summaries do not purport to be complete and are qualified in their entirety by reference to the copies of the New Employment Agreements, each of which is attached as an exhibit hereto and incorporated by reference herein.

Summary of the Employment Agreements with Ann W. Nelson, John P. Nelson, Lenard T. Ormsby and William E. Yocke

The term of each of the New Employment Agreements will commence on January 1, 2012, and will continue for two years until December 31, 2013, and thereafter will terminate unless the Company gives written notice to the Executive no later than six months prior to the expiration of the initial term or any successive term, as applicable, of its intent to renew the New Employment Agreement for an additional two-year term.

During the term of their New Employment Agreements, each of Ms. Nelson and Messrs. Nelson, Ormsby and Yocke will receive an annual base salary of $246,000, $282,500, $375,000 and $385,000, respectively, subject to review and adjustment. The Executives will also be entitled to an annual incentive during the term of their New Employment Agreement based on the Executive’s and the Company’s performance, as determined in the sole discretion of the Company’s Board of Directors or a committee thereof. The amount of each Executive’s minimum annual incentive target percentage will be not less than the following percentages of the respective Executive’s base salary: 45% for each of Ms. Nelson and Messrs. Nelson and Ormsby, and 55% for Mr. Yocke. Furthermore, each Executive will be entitled to those benefits and perquisites that the Company from time to time determines to offer.

If, during the term of his or her New Employment Agreement, the Executive terminates his or her employment for good reason or his or her employment is terminated for any reason other than (a) death, (b) disability or (c) by the Company for cause, in each case, other than either during (A) the 18-month period following a change in control of the Company or (B) the six-month period prior to, but in connection with, a change in control of the Company, then the Executive will receive (i) a severance payment equal to two times his or her base salary payable in bi-weekly installments for 24 months, and (ii) continued medical, dental and vision insurance coverage for 18 months following the termination date.

If, during the term of his or her New Employment Agreement, the Executive terminates his or her employment for good reason or his or her employment is terminated for any reason other than (a) death, (b) disability or (c) by the Company for cause, in each case, either during (A) the 18-month period following a change in control of the Company or (B) the six-month period prior to, but in connection with, a change in control of the Company, then the Executive will receive (i) a lump sum cash payment equal to two times the sum of (x) the Executive’s base salary and (y) the average of the annual bonus amounts earned by the Executive for the three years preceding the year in which the change in control occurs, and (ii) continued medical, dental and vision insurance coverage for 18 months following the termination date. In addition, if the Executive will be subject to a golden parachute excise tax imposed pursuant to Section 4999 of the Code, then the Executive’s payments and benefits will be reduced to the extent necessary so that no amount would be subject to such excise tax if the Executive is better off on an after-tax basis with such payments and benefits so reduced.

In exchange for the severance compensation and the other benefits, if during the term of his or her New Employment Agreement the Executive’s employment is terminated by either the

Executive or the Company for any reason other than by reason of the Executive’s death, then, in addition to other restrictive covenants, the Executive will be subject to certain non-competition and non-solicitation restrictions for 18 months after the termination date. Additionally, the Executive will be required to sign a global release of liability.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

10.1	Employment Agreement by and between Employers Holdings, Inc. and Ann W. Nelson, dated December 5, 2011 and effective as of January 1, 2012.

10.2	Employment Agreement by and between Employers Holdings, Inc. and John P. Nelson, dated December 5, 2011 and effective as of January 1, 2012.

10.3	Employment Agreement by and between Employers Holdings, Inc. and Lenard T. Ormsby, dated December 5, 2011 and effective as of January 1, 2012.

10.4	Employment Agreement by and between Employers Holdings, Inc. and William E. Yocke, dated December 5, 2011 and effective as of January 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: December 7, 2011

Exhibit Index

Exhibit No.	Exhibit

10.1	Employment Agreement by and between Employers Holdings, Inc. and Ann W. Nelson, dated December 5, 2011 and effective as of January 1, 2012.

10.2	Employment Agreement by and between Employers Holdings, Inc. and John P. Nelson, dated December 5, 2011 and effective as of January 1, 2012.

10.3	Employment Agreement by and between Employers Holdings, Inc. and Lenard T. Ormsby, dated December 5, 2011 and effective as of January 1, 2012.

10.4	Employment Agreement by and between Employers Holdings, Inc. and William E. Yocke, dated December 5, 2011 and effective as of January 1, 2012.